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                                                                    EXHIBIT 5.01

               [LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE]


                                October 28, 1997


Crescent Real Estate Equities Company,
777 Main Street, Suite 2100
Fort Worth, Texas 76102

     RE: CRESCENT REAL ESTATE EQUITIES COMPANY

Ladies and Gentleman:


     We have acted as counsel to Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-3 filed by the Company on October 16, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended to date (the "Registration Statement"), and any subsequent amendments thereto, relating to the offering by the Company from time to time of (i) preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), (ii) common shares of beneficial interest, par value $.01 per share (the "Common Shares") and (iii) warrants to purchase Common Shares (the "Common Share Warrants"), with an aggregate public offering price of up to $1,500,000,000. The Preferred Shares, Common Shares and Common Share Warrants are collectively referred to herein as the "Offered Securities."


     In our capacity as counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Offered Securities, and for purposes of this opinion have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

     Each series of Common Share Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), to be entered into between the Company and a warrant agent identified in the applicable Prospectus Supplement as warrant agent (each, a "Warrant Agent").

     Subject to the foregoing and the other matters set forth herein, it is our opinion, that, as of the date hereof:


     1. The Company has the authority, pursuant to its Declaration of Trust, to issue up to 100,000,000 Preferred Shares. Upon adoption by the Board of Trust Managers of a resolution in form and content as required by applicable law, filed as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such resolution, such Preferred Shares will be validly issued, fully paid and nonassessable.


     2. The Company has the authority, pursuant to its Declaration of Trust, to issue up to 250,000,000 Common Shares. Upon adoption by the Board of Trust Managers of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such resolution, such Common Shares will be validly issued, fully paid and nonassessable.

     3. The Common Share Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the final terms of the Common Share Warrants and applicable Warrant Agreement have been duly established in accordance with the Declaration of Trust and applicable law, (ii) the Board of Trust Managers of the Company has adopted a
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resolution, in form and content as required by applicable law, establishing the final terms of the Common Share Warrants and applicable Warrant Agreement and duly authorizing the issuance and delivery of the Common Share Warrants and
(iii) duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Common Share Warrants in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement and such resolution of the Board of Trust Managers of the Company.


     We consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                      Very truly yours,

                                      /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE

                                      Shaw, Pittman, Potts & Trowbridge

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